Exhibit 99.1

Subscription Rights Certificate Number:  [_____]

Account Registration:  [_____]

Account Number:  [_____]

Number of Shares of Common Stock Held on Record Date:  [_____]

Number of Rights Represented by this Subscription Rights Certificate:  [_____]

Maximum Number of Shares of Common Stock for which You May Subscribe under the Basic Subscription Privilege:  [_____]

Environmental solutions worldwide, inc.

SUBSCRIPTION CERTIFICATE FOR RIGHTS OFFERING

FOR HOLDERS OF RECORD ON [__], 2011

SUBSCRIPTION PRICE: $0.12 PER SHARE

Environmental Solutions Worldwide, Inc., a Florida corporation, (the “Company”) is conducting a rights offering (the “Rights Offering”), that entitles the holders of the Company’s common stock, par value $0.001 per share (the “Common Stock”), as of the close of business on [__], 2011 (the “Record Date”) to receive at no charge non-transferable subscription rights (each, a “Subscription Right”) to purchase up to an aggregate of 66,666,667 shares of Common Stock at a subscription price of $0.12 per share (the “Subscription Price”), for up to an aggregate purchase price of $8.0 million, in cash, or by the delivery to us by the holder of an equivalent amount of principal and accrued and unpaid interest of indebtedness owed by us to such holder, or a combination thereof. Each stockholder will receive one Subscription Right for each share of Common Stock owned on the Record Date and each Subscription Right will entitle its holder to purchase [0.51494] shares of Common Stock at the Subscription Price (the “Basic Subscription Right”). The Company will not issue fractional shares, but rather will round down the aggregate number of shares each holder is entitled to receive to the nearest whole number.

Set forth above is the number of shares to which the holder whose name and address is set forth above is entitled to subscribe pursuant to the Basic Subscription Right. If you exercise all of your Basic Subscription Rights in full, you may also exercise an oversubscription right (the “Oversubscription Right”) to purchase additional shares of Common Stock that remain unsubscribed at the expiration of the Rights Offering, subject to availability and allocation of shares among persons exercising this Oversubscription Right. If there is a change of address and you wish to subscribe, please note the new address and notify the subscription agent, Bay City Transfer Agency & Registrar (the “Subscription Agent”), at the address listed in the Prospectus (as defined below) under the heading “The Rights Offering—Delivery of Subscription Materials and Payment.”

The Subscription Rights are not transferable in any way, except to affiliates of the recipient and except by operation of law. Evidence satisfactory to the Company that any such permitted transfer is proper must be delivered to the Subscription Agent prior to the Expiration Date by mail or by overnight courier to the address specified in the Prospectus and Instructions for Use of Environmental Solutions Worldwide, Inc. Subscription Certificate.

For a more complete description of the terms and conditions of the Rights Offering, please refer to the Company’s prospectus dated May [__], 2011 (the “Prospectus”), which is incorporated herein by reference.

Additional copies of the Prospectus are available upon request from the Company at (905) 695-4142. Capitalized terms used but not defined herein have the meanings set forth in the Prospectus.

In order to exercise your Subscription Rights, you must either (i) complete and sign this subscription certificate (the “Subscription Certificate”) on the back and return it in the envelope provided together with full payment of the Subscription Price multiplied by the total number of shares for which you have subscribed (including pursuant to the over-subscription privilege), or (ii) present a properly completed Notice of Guaranteed Delivery, to the Subscription Agent, in either case before 5:00 p.m., New York City time, on [__], 2011, subject to extension or earlier termination (the “Expiration Date”). Any Subscription Rights not exercised prior to the Expiration Date will expire and will have no value. Any subscription for shares of Common Stock in the Rights Offering made hereby is irrevocable.

Full payment of the Subscription Price per share for all shares subscribed for pursuant to both the Basic Subscription Right and the Oversubscription Right must accompany this Subscription Certificate and must be made in full in (a) United States dollars by (i) uncertified check drawn against a U.S. bank payable to “Bay City Transfer Agency & Registrar, as Subscription Agent”, (ii) bank draft (cashier’s check) drawn against a U.S. bank payable to “Bay City Transfer Agency & Registrar, as Subscription Agent”, (iii) U.S. postal money order payable to “Bay City Transfer Agency & Registrar, as Subscription Agent” or (iv) wire transfer of immediately available funds to an account maintained by Bay City Transfer Agency & Registrar, or (b) the delivery of an equivalent amount of principal and accrued and unpaid interest of indebtedness owed by the Company to you. If you exercise less than all of the Subscription Rights evidenced by your Subscription Certificate, the Subscription Agent will issue to you a new Subscription Certificate evidencing the unexercised Subscription Rights upon your request. However, if you choose to have a new Subscription Certificate sent to you, you may not receive any such new Subscription Certificate in sufficient time to permit exercise of the Subscription Rights evidenced thereby.

Subscription Rights holders are advised to review the Prospectus, the Instructions for Use of Environmental Solutions Worldwide, Inc. Subscription Certificate included with this Subscription Certificate, copies of which are available from the Subscription Agent, before exercising their Subscription Rights.

Number of Rights Issued:_____________________

Maximum Eligible Shares under Primary Subscription

SECTION 1
EXERCISE AND SUBSCRIPTION: The undersigned hereby irrevocably exercises one or more Subscription Rights to subscribe for shares of Common Stock as indicated below, on the terms and subject to the conditions specified in the Prospectus, receipt of which is hereby acknowledged.

Basic Subscription Rights:

I apply for	shares at $0.12 each = $
(no. of new shares)	(Subscription Price)

Oversubscription Rights: IF YOU HAVE FULLY SUBSCRIBED FOR YOUR BASIC SUBSCRIPTION RIGHT AND WISH TO PURCHASE ADDITIONAL SHARES PURSUANT TO THE OVERSUBSCRIPTION RIGHT:

I apply for	shares at $0.12 each = $
(no. of new shares)	(Subscription Price)

Total Amount Enclosed In Cash and/or Company Indebtedness= $		*

[_] Check here if the Basic Subscription Rights do not account for all of the Subscription Rights represented by this Subscription Certificate and you wish to receive a new Subscription Certificate evidencing the remaining Subscription Rights to which the undersigned is entitled.

SECTION 2 — ACKNOWLEDGMENT
THE SUBSCRIPTION ORDER FORM IS NOT VALID UNLESS YOU SIGN BELOW
I/We acknowledge receipt of the Prospectus contained with this Subscription Certificate and understand that after delivery to Bay City Transfer Agency & Registrar, as Subscription Agent for Environmental Solutions Worldwide, Inc., I/we may not modify or revoke this Subscription Certificate. Under penalties of perjury, I/we certify that the information contained herein, including the social security number or taxpayer identification number contained herein, is correct.

The signature below must correspond with the name of the registered holder exactly as it appears on the books of the Environmental Solutions Worldwide, Inc. transfer agent without any alteration or change whatsoever.

Signature(s) of Registered Holder: ______________________ Date: ________________

Address: ________________________________

Phone: ______________________

If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information (please print).

Name:	Capacity:	Soc. Sec. #/Tax ID #:

Address:		Phone:

*If the aggregate Subscription Price enclosed or transmitted is insufficient to purchase the total number of shares indicated above, or if the number of shares being subscribed for is not specified, the Subscription Rights holder exercising this Subscription Certificate shall be deemed to have subscribed for the maximum amount of shares that could be subscribed for upon payment of such amount. If the aggregate Subscription Price paid by you exceeds the amount necessary to purchase the number of shares for which you have indicated an intention to subscribe (such excess being the “Subscription Excess”), then you will be deemed to have exercised the Oversubscription Rights to the full extent of the excess payment tendered, to purchase, to the extent available, that number of whole shares of Common Stock equal to the quotient obtained by dividing the Subscription Excess by the Subscription Price. To the extent any portion of the aggregate Subscription Price enclosed or transmitted remains after the foregoing procedures, such funds shall be mailed to the subscriber without interest or deduction, in the form in which made or if made in a combination of cash and indebtedness, in the form indicated, or if not indicated, Company indebtedness will be applied first, followed by cash, promptly after the expiration of the subscription period.

Account Registration:

Account Number:

[___________________]

By Mail, Express Mail or Overnight Courier:
Bay City Transfer & Registrar 300 Center Avenue, Suite 202B Bay City, MI 48708

DELIVERY OF THIS SUBSCRIPTION CERTIFICATE TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY